Exhibit 32.1

Certification

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(18 U.S.C. Section 1350)

In connection with the Quarterly Report (the "report") of Radiant Logistics, Inc. (the "Company") on Form 10-Q for the period ended March 31, 2006, as filed with the Securities and Exchange Commission on or about the date hereof, Bohn H. Crain, Chief Executive Officer and Chief Financial Officer of the Company, does hereby certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350), that to his knowledge:

(1)	the report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Bohn H. Crain
Bohn H. Crain
Chief Executive Officer
Chief Financial Officer

Date: May 16, 2006